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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-56492) and related Prospectus of Westcorp for the registration of 3,991,633 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements of Westcorp for the year ended December 31, 2000 included in its Report on Form 8-K/A dated April 24, 2001, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP
                                                -----------------------------
                                                    Ernst & Young LLP


Los Angeles, California
April 24, 2001